UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to §240.14a-12

WYNN RESORTS, LIMITED
(Name of Registrant as Specified In Its Charter)

KAZUO OKADA UNIVERSAL ENTERTAINMENT CORPORATION ARUZE USA, INC.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Aruze USA, Inc.

745 Grier Drive, Las Vegas, Nevada 89119

Aruze USA Issues Statement on

October 2 Hearing Before Nevada District Court

LAS VEGAS, NEVADA, October 2, 2012 – Aruze USA, Inc. issued the following statement following today’s hearing before the Nevada District Court on Aruze USA’s motion for a preliminary injunction and its writ of mandamus:

“We are disappointed by this decision, which for the moment denies Aruze USA of its rights to nominate and vote for independent directors willing to stand up to Steve Wynn and promote good corporate governance that puts the interests of shareholders first. We are carefully evaluating an appeal of the Court’s ruling.

“It is important to note that this ruling does not speak to the merits of Wynn Resort’s claims against Aruze and Mr. Okada, and Mr. Okada’s counterclaim against Wynn Resorts, Mr. Wynn, and the other Wynn directors – that the forced redemption of Aruze USA’s stock was unlawful. We look forward to a trial where a jury will determine whether the redemption of Aruze USA’s 20 percent stake in Wynn Resorts was unauthorized, unjustified and motivated by Steve Wynn’s desire to disenfranchise a vocal critic and consolidate his power.

“Finally, this ruling has no bearing on the ongoing investigations into the suspicious $135 million donation by Wynn Resorts to the University of Macau Development Foundation.

“Separately, we are pleased the court recognizes Mr. Okada’s rights as a director to finally review the records and files related to the Wynn donation. As we have argued to the Court, this donation raises a number of troubling questions, both because of its size and the ties between the Macau government (which has ultimate authority over the gaming sector) and the trustees of the University of Macau Development Foundation.”

MEDIA CONTACTS:

Chris Gidez, H+K Strategies, 1-212-885-0480 (office), 1-914-319-6582 (mobile)

Steve Getzug, H+K Strategies, 1-310- 633-9444 (office), 1-213-219-8990 (mobile)

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Mr. Kazuo Okada, a founder and member of the board of directors of Wynn Resorts, Limited, Universal Entertainment Corporation (“Universal”) and its subsidiary, Aruze USA, Inc. (“Aruze” and, together with Mr. Okada and Universal, the “Universal Group”) intend to file a proxy statement with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of a slate of director nominees at the 2012 annual meeting of stockholders of Wynn Resorts, Limited, a Nevada corporation.

STOCKHOLDERS OF THE COMPANY ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE UNIVERSAL GROUP WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.

The participants in the proxy solicitation are Mr. Kazuo Okada, a citizen of Japan, Aruze USA, Inc., a Nevada corporation (“Aruze”), Universal Entertainment Corporation, a company organized under the laws of Japan (together with Mr. Okada and Aruze, the “Universal Group”), Professor Jonathan R. Macey and Mr. Fredric G. Reynolds (collectively, the “Participants”). Information relating to the Participants is contained in the Schedule 13D relating to the common stock, par value $0.01 per share, of the Wynn Resorts, Limited filed by the Universal Group with the SEC on November 13, 2002, as amended by amendment nos. 1 through 9 thereto. Neither Professor Macey nor Mr. Reynolds has any direct or indirect interest in the Universal Resorts, Limited.

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